Exhibit 4.3

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITORY") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

CUSIP NO.                                                           $400,000,000
No. R-1

                            PSEG ENERGY HOLDINGS INC.
                            10% Senior Note due 2009

            PSEG ENERGY HOLDINGS INC., a New Jersey corporation (herein referred to as the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $400,000,000 on October 1, 2009 (the "Stated Maturity Date") and to pay interest thereon from October 8, 1999 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 1 and October 1 in each year (each, an "Interest Payment Date"), commencing April 1, 2000 at 10% per annum until the principal hereof is paid or duly provided for.

            Any payment of principal or interest required to be made on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day and no interest shall accrue as a result of such delayed payment. Interest payable on each Interest Payment Date will include interest accrued from and including October 8, 1999 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to but excluding such Interest Payment Date.

            The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person (the "Holder") in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the March 15 and September 15 (whether or not a Business Day) next preceding such Interest Payment Date (a "Regular Record Date"). Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee (referred to herein), notice whereof shall be given to the Holder of this Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

            For purposes of this Note, "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Newark New Jersey and The City of New York are authorized or obligated by law or executive order to close.

            Payment of the principal of this Note on the Stated Maturity Date or date of earlier redemption or repurchase will be made against presentation of this Note at the office of agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. So long as this Note remains in book-entry form, all payments of principal and interest will be made by the Company in immediately available funds.

            General. This Note is one of a duly authorized issue of securities (herein called the "Notes") of the Company, issued and to be issued in one or more series under an indenture, dated as of October 8, 1999, as it may be supplemented from time to time (herein called the "Indenture"), between the Company and First Union National Bank, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to a series of which this Note is a part), to which indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of a duly authorized series of Notes designated as "10% Senior Notes due 2009" (collectively, the "Notes").

            Events of Default. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

            Redemption. The Notes will be redeemable at the option of the Company, in whole or in part at any time, on at least 30 days but not more than 60 days prior written notice mailed to the registered Holders thereof, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, and (ii) the sum, as determined by the Quotation Agent (as defined herein), of the present values of the principal amount of the Notes to be redeemed and the remaining scheduled payments of interest thereon from the Redemption Date to October 8, 2009 (the "Remaining Life"), discounted from their respective payment dates to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 40 basis points plus, in either case, accrued interest thereon to the date of redemption.

            If money sufficient to pay the Redemption Price of and accrued interest on all of the Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Trustee or a Paying Agent on or before the Redemption Date and certain other conditions are satisfied, then on and after such Redemption Date, interest will cease to accrue on such Notes (or such portion thereof) called for redemption.

            The Notes are not subject to the operation of any sinking fund.

            Option to Elect Repayment Upon Certain Events Involving PSEG Resources Inc. If (1) the Company shall no longer own 100% of the equity ownership interest in PSEG Resources Inc. (herein referred to as "Resources"), or (ii)(a) a transaction or series of related transactions (a "Resources Transaction") causes the assets of Resources immediately after such Resources Transaction to be 20% less than the assets of Resources immediately prior to such Resources Transaction (as measured from the end of the month immediately preceding the Resources Transaction (or in the case of a Resources Transaction involving a series of transactions, the month immediately preceding the first of such transactions)) and (b) as a direct result of such Resources Transaction, either of Standard & Poor's Ratings Group or Moody's Investors Service, Inc. shall downgrade its respective rating of Energy Holdings below "BBB-" or "Ba1" (or if either of such ratings immediately preceding the Resources Transaction is lower than "BBB-" or "Ba1" respectively, such rating shall as a direct result of such Resources Transaction be downgraded), then holders of the Notes shall, in accordance with the provisions hereof and subject to Article 13 of the Indenture, have the right to require Energy Holdings to repurchase their Notes, in whole or in part, at a Repayment Price (the "Resources Repayment Price") equal to the greater of (i) 100% of the principal amount of the Notes to be repurchased, and (ii) the sum, as determined by the Quotation Agent, of the present values of the principal amount of the Notes to be repurchased and the remaining scheduled payments of interest thereon from the Repayment Date to October 1, 2009, discounted from their respective payment dates to the Repayment Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points plus, in either case, accrued interest thereon to the Repayment Date.

            Within 30 days following any Resources Transaction, the Company shall mail a notice to the Depository (with a copy to the Trustee) stating:

            1. that a Resources Transaction has occurred and that such Holder has the right to require the Company to repay such Holder's Notes, in whole or in part, at the Resources Repayment Price in cash (the "Resources Offer");

            2. the circumstances and relevant facts regarding such Resources Transaction (including information with respect to balance sheet data of Resources immediately following the Resources Transaction and in the month immediately preceding the Resources Transaction);

            3. the Repayment Date (which shall be a Business Day and be not earlier than 45 days nor later than 60 days from the date of the delivery of such notice to the depository);

            4. that any Notes not tendered for purchase will continue to accrue interest;

            5. that interest on any Notes accepted for repayment pursuant to the Resources Offer shall cease to accrue after repayment on the Repayment Date;

            6. that Holders electing to have Notes repaid pursuant to a Resources Offer will be required to surrender their Notes, with the form entitled "Option to Elect Repayment" on the reverse of the Security completed, to the Trustee at the address specified in the notice not earlier than 45 days and not later than 30 days prior to the Repayment Date;

            7. that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day (or such shorter period as may be required by applicable law) preceding the Repayment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for repayment, and a statement that such holder is withdrawing its election to have such Notes repaid; and

            8. that Holders of the series that elect to have their Notes repaid only in part will be issued new Notes of the series in a principal amount equal to then unrepaid portion of the Notes surrendered.

            In addition to the foregoing, the Company shall also deliver to the Depository within the time periods specified above, for retransmittal to its participants, a notice substantially to the effect specified in clauses (1) through (5) and (7) above, which notice shall also specify the required procedures (furnished by the Depository) for holders of interests in this global Note to tender and receive payment of the Resources Repayment Price for such interests (including the Depository's "Repayment Option Procedures," to the extent applicable), all in accordance with the Depository's rules, regulations and practices.

            On the Repayment Date, the Company shall deposit with the Trustee money sufficient without reinvestment to pay the Resources Repayment Price of the Notes or portions thereof so tendered. The Trustee shall as soon as practicable promptly mail to the Holders of the Notes so accepted payment in an amount equal to the Resources Repayment Price and as soon as practicable authenticate and mail to such Holders a new Note in a principal amount equal to any unrepaid portion of the Note surrendered. The Company will publicly announce the results of the Resources Offer on or as soon as practicable after the Repayment Date.

            The Company shall comply with Rule 14e-1 under the Securities Act of 1934, as amended (the "Exchange Act"), and any other applicable laws and regulations in the event that a Resources Transaction occurs and the Company is required to make a Resources Offer.

            Certain Definitions Relating to Optional Redemption or Repurchase Upon Certain Events Involving PSEG Resources Inc. The following are certain defined terms used herein under the headings "Redemption" and "Option to Elect Repayment Upon Certain Events Involving PSEG Resources Inc.":

            "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the Remaining Life of the Notes to be redeemed or repurchased, as the case may be.

            "Comparable Treasury Price" means, with respect to any Redemption Date or a Repayment Date in respect of the provisions set forth herein under "Repurchase Upon Certain Events Involving PSEG Resources Inc.," the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or, if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

            "Quotation Agent" means the Reference Treasury Dealer appointed by the Company. "Reference Treasury Dealer" means (i) Goldman, Sachs & Co., Banc of America Securities LLC, Lehman Brothers Inc. and Merrill Lynch Government Securities, Inc. and their respective successors; provided, however, that if the foregoing shall cease to be primary United States Government securities dealers in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

            "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date or Repayment Date in respect of the provisions set forth herein under "Repurchase Upon Certain Events Involving PSEG Resources Inc.," the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date or Repayment Date, as the case may be.

            "Treasury Rate" means, with respect to any Redemption Date or Repayment Date in respect of the provisions set forth herein under "Repurchase Upon Certain Events Involving PSEG Resources Inc.," the rate per annum equal to the semi-annual yield to maturity of the Comparable Treasury Issue, calculated on the third Business Day preceding such Redemption Date or Repayment Date, as the case may be, using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date or Repayment Date, as the case may be.

            Option to Elect Repayment Upon a Change of Control. In the event of a Change of Control (as defined in the Indenture), the Company has the obligation, subject to certain conditions, to offer to repay the Notes at 101% of the principal amount thereof plus accrued interest to the date of repayment in accordance with the procedures set forth in the Indenture. As further described in the Indenture, a Change of Control will not be deemed to have occurred if, after giving effect thereto, the Notes are rated no less than "BBB-" by Standard & Poor's Ratings Group and "Ba1" by Moody's Investors Service Inc.

            Reports Upon Request of Holders. During any Registration Default Period (as such term is defined in the Exchange and Registration Rights Agreement, dated October 8, 1999, among the Company and Goldman, Sachs & Co., Banc of America Securities LLC, Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated), the Company will make available to Holders of the Notes, upon request, copies of annual reports and of the information, documents, and other reports that the Company would be required to file with the Securities and Exchange Commission (the "SEC") pursuant to Section 13 or Section 15(d) ("Periodic Reports") of the Exchange Act if the Company was subject to the reporting obligations of such Sections. The Company shall make such Periodic Reports available to the Holders of the Notes within the respective time periods mandated by the Exchange Act for the filing of such Periodic Reports with the SEC for issuers subject to Sections 13 or 15(d) of the Exchange Act.

            Modification and Waivers; Obligations of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of individual series to waive on behalf of all of the Holders of Securities of such individual series certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

            Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

            Authorized Denominations. The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof.

            Registration of Transfer or Exchange. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            As provided in the Indenture and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holders surrendering the same.

            This Note is a Global Security. If the Depository is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days or an Event of Default under the Indenture has occurred and is continuing, the Company will issue Securities in certificated form in exchange for each Global Security. In addition, the Company may at any time determine not to have Securities represented by a Global Security and, in such event, will issue Securities in certificated form in exchange in whole for the Global Security representing such Security. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in certificated form of Securities equal in principal amount to such beneficial interest and to have such Securities registered in its name. Securities so issued in certificated form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons.

            No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            Defined Terms. All terms used in this Note which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

            Governing Law. This Note shall be governed by and construed in accordance with the law of the State of New Jersey.

            Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.

Dated: October 8, 1999

           TRUSTEE'S CERTIFICATE
             OF AUTHENTICATION

This is one of the Securities of the series
designated therein referred to in the
within-mentioned Indenture                       PSEG ENERGY HOLDINGS INC.

FIRST UNION NATIONAL BANK,
   as Trustee

                                                 By:
                                                    ----------------------------
                                                            President

By:                                              Attest:
   -------------------------                            ------------------------
    Authorized Signatory                                    Secretary

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:
      I or we assign and transfer this Security to

                  (Insert assignee's soc. sec. or tax I.D. No.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:                           Signed:
      -------------------               ----------------------------------------
                                        (Sign exactly as your name appears on
                                         the other side of this Security)

Signature Guarantee:
                    ------------------------------------------------------------

                         OPTION TO ELECT REPAYMENT FORM

      If you wish to elect to have this Security repaid by the Company pursuant to Section 1007 of the Indenture, check this box:[ ]

      If you wish to elect to have only part of this Security repaid by the Company pursuant to Section 1007 of the Indenture, state the amount: $

      If you wish to elect to have this Security repaid by the Company pursuant to the provisions set forth in this Security under the heading "Option to Elect Repayment Upon Certain Events Involving PSEG Resources Inc.," check this box:
[ ]

      If you wish to elect to have only part of this Security repaid by the Company pursuant to the provisions set forth in this Security under the heading "Option to Elect Repayment Upon Certain Events Involving PSEG Resources Inc.," state the amount: $

Dated:                           Signed:
      -------------------               ----------------------------------------
                                        (Sign exactly as your name appears on
                                         the other side of this Security)

Signature Guarantee:
                    ------------------------------------------------------------